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                                                               EXHIBIT (8)(c)(v)
                                FOURTH AMENDMENT
                                       TO
                             PARTICIPATION AGREEMENT
                                      AMONG
                    AMERICAN GENERAL LIFE INSURANCE COMPANY,
                      AMERICAN GENERAL DISTRIBUTORS, INC.,
               NORTH AMERICAN FUNDS VARIABLE PRODUCT SERIES I AND
                   THE VARIABLE ANNUITY LIFE INSURANCE COMPANY


     THIS FOURTH AMENDMENT TO PARTICIPATION AGREEMENT ("Amendment") dated as of January 1, 2004, amends the Participation Agreement dated as of February 26, 1998 (the "Agreement"), among AMERICAN GENERAL LIFE INSURANCE COMPANY (the "Company"), on its own behalf and on behalf of each separate account of the Company set forth on Schedule B of the Agreement (the "Account"), AMERICAN GENERAL DISTRIBUTORS, INC. ( "AGD"), NORTH AMERICAN FUNDS VARIABLE PRODUCT SERIES I (the "Fund"), and THE VARIABLE ANNUITY LIFE INSURANCE COMPANY (the "Adviser"), collectively, (the "Parties"). All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as ascribed in the Agreement.

     WHEREAS, North American Funds Variable Product Series I has changed its name to VALIC Company I;

     WHEREAS, American General Equity Services Corporation ("AGESC") is a Delaware corporation and is registered as a broker-dealer under the 1934 Act and under any appropriate regulatory requirements of State law, and is a member in good standing of the NASD, and is an affiliate of AGD and the Company;

     WHEREAS, the Company and AGESC have entered into a Distribution Agreement dated October 1, 2002 which sets forth AGESC's duties as distributor of the Contracts and replaces the Distribution Agreement between the Company and AGD;

     WHEREAS, AGD desires that AGESC replace AGD as principal underwriter of the Contracts and as a party to the Agreement;

     WHEREAS, from time to time, the Fund will make additional Portfolios available to one or more Accounts of the Company; and

     WHEREAS, the parties now desire to amend the Agreement to reflect the additional Portfolios of the Fund to be made available to certain Accounts of the Company.

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     NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

1. All references to North American Funds Variable Products Series I and NAF I shall be changed to VALIC Company I.

2. Effective as of the date of the Distribution Agreement between AGL and AGESC, indicated herein, AGESC will replace AGD as a party to the Agreement. All of the duties and responsibilities of AGD shall become the duties and responsibilities of AGESC.

3. Schedule A to the Agreement, a revised copy of which is attached hereto is hereby amended to add the Blue Chip Growth Fund, Income & Growth Fund and Health Sciences Fund.

4. The parties acknowledge that from time to time the Fund will make additional Portfolios available to the Accounts of the Company. In this regard, the Parties agree that the Company may, upon written notice to the other parties, add such new Portfolios to Schedule A of the Agreement, and thereby amend Schedule A of the Agreement.

5. Except as amended hereby, the Agreement is hereby ratified and confirmed in all respects.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in its name and on its behalf by its duly authorized representative hereto as of the date specified above.

AMERICAN GENERAL LIFE INSURANCE COMPANY, on behalf of itself and each of its Separate Accounts named in Schedule B of the Agreement, as amended from time to time.


By:
   -------------------------------------


AMERICAN GENERAL EQUITY SERVICES CORPORATION


By:
   -------------------------------------


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VALIC COMPANY I


By:
   -------------------------------------


THE VARIABLE ANNUITY LIFE INSURANCE COMPANY


By:
   -------------------------------------


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                                   SCHEDULE A
                                   ----------

                                  PORTFOLIOS OF
                                  -------------
                                 VALIC COMPANY I
                                 ---------------
                            AVAILABLE FOR PURCHASE BY
                            -------------------------
                     AMERICAN GENERAL LIFE INSURANCE COMPANY
                     ---------------------------------------
                              UNDER THIS AGREEMENT
                              --------------------
                             (As of January 1, 2004)


Fund Name                                                       Separate Account
---------                                                       ----------------

Asset Allocation Fund                                           A
Capital Conservation Fund                                       A
Government Securities Fund                                      A
Blue Chip Growth Fund                                           D
Income & Growth Fund                                            D
Health Sciences Fund                                            D
International Equities Fund                                     D and VL-R
MidCap Index Fund                                               A, D and VL-R
Money Market Fund                                               A, D and VL-R
Nasdaq-100 Index Fund                                           D and VL-R
Science & Technology Fund                                       A, D and VL-R
Small Cap Index Fund                                            A, D and VL-R
Social Awareness Fund                                           A, D and VL-R
Stock Index Fund                                                A, D and VL-R

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